     Exhibit 99.1

Net 1 UEPS Technologies, Inc. Reports Second Quarter 2015 Results

  Q2 2015 Revenue and FEPS of $154.1 million and $0.57, a constant currency increase of 24% and 56% respectively.

JOHANNESBURG, February 5, 2015 – Net 1 UEPS Technologies, Inc. (Nasdaq: UEPS; JSE: NT1) today released results for the second quarter of fiscal 2015.

Summary Financial Metrics

	Three months ended December 31,
			% change	% change
	2014	2013	in USD	in ZAR
(All figures in USD ‘000s except per share data)
Revenue	154,131	137,283	12%	24%
GAAP net income	22,374	12,749	75%	94%
Fundamental net income (1)	26,400	18,398	43%	58%
GAAP earnings per share ($)	0.48	0.28	73%	91%
Fundamental earnings per share ($) (1)	0.57	0.40	43%	56%
Fully-diluted shares outstanding (‘000’s)	46,644	46,176	2%
Average period USD/ ZAR exchange rate	11.22	10.16	10%

	Six months ended December 31,
			% change	% change
	2014	2013	in USD	in ZAR
(All figures in USD ‘000s except per share data)
Revenue	310,572	260,777	19%	30%
GAAP net income	46,463	24,345	91%	108%
Fundamental net income (1)	54,522	35,174	55%	69%
GAAP earnings per share ($)	0.99	0.53	86%	102%
Fundamental earnings per share ($) (1)	1.16	0.77	51%	65%
Fully-diluted shares outstanding (‘000’s)	46,990	45,919	2%
Average period USD/ ZAR exchange rate	10.97	10.08	9%

(1)  Fundamental net income and earnings per share are non-GAAP measures and are described below under “Use of Non-GAAP Measures—Fundamental net income and fundamental earnings per share.” See Attachment B for a reconciliation of GAAP net income to fundamental net income and earnings per share.

Factors impacting comparability of our Q2 2015 and Q2 2014 results

  Unfavorable impact from the strengthening of the USD against the ZAR: The USD appreciated by 10% against the ZAR during the second quarter of fiscal 2015, which negatively impacted our reported results;
  Increased contribution by KSNET: Our results were positively impacted by growth in our Korean operations;
  Increase in the number of SASSA grants paid: Our revenue and operating income has increased as a result of the higher number of SASSA UEPS/EMV cardholders paid during fiscal 2015 compared with 2014; and
  Continued growth in financial inclusion services: We continued to grow our financial inclusion services offerings during the second quarter of fiscal 2015, which has resulted in higher revenues and operating income from more sales of low-margin prepaid airtime and UEPS-based lending.

Comments and Outlook

“Our operational and financial performance once again speaks for itself as we continue to deliver meaningful growth in revenue and earnings,” said Dr. Serge Belamant, Chairman and CEO of Net1. “Our prospects and pipeline are extremely exciting, particularly as they reflect opportunities in the mobile space, which is the payment paradigm of the future. We are globalizing, we have the technology, we have the dedicated staff, we have the financial resources and we have the passion. Carpe Diem! I believe that our efforts, innovations and lateral thinking will be noticed and appreciated by the market and enhance shareholder value,” he concluded.

“I am thrilled with the sustained top and bottom line growth generated by our core businesses,” said Herman Kotz, Chief Financial Officer of Net1. “Given our strategic and operational momentum, for fiscal 2015, we now expect fundamental earnings per share of at least $2.28, assuming a constant currency base of ZAR10.40/ $1 and a share count of 46.5 million shares,” he concluded.

Results of Operations by Segment and Liquidity

Our operating metrics will be updated and posted on our website (www.net1.com).

South African transaction processing

The South African transaction processing segment consists mainly of pension and welfare benefit distribution services provided to the South African government, and transaction processing for retailers, utilities, medical-related claim service customers and banks.

Segment revenue was $58.4 million in Q2 2015, down 1% compared with Q2 2014 in USD and up 10% on a constant currency basis. In ZAR, the increase in segment revenues was primarily due to more low-margin transaction fees generated from beneficiaries using the South African National Payment System and more intersegment transaction processing activities. In addition, revenue from the distribution of social welfare grants grew modestly during the year and was in-line with the increase in unique welfare cardholder recipients, net of removal of invalid and fraudulent beneficiaries, partially offset by the loss of MediKredit revenue as a result of the sale of that business. Segment operating income margin in Q2 2015 and Q2 2014 was 22% and 12%, respectively, and has increased primarily due to more higher-margin intersegment transaction processing activities, the elimination of MediKredit losses and an increase in the number of beneficiaries paid in Q2 2015.

International transaction processing

The International transaction processing segment consists mainly of payment processing services for merchants and card issuers in South Korea. The segment also includes transaction processing of UEPS-enabled smartcards in Botswana and transaction processing of medical-related claims in the United States.

KSNET contributes the majority of our revenues and operating income in this segment. Segment revenue was $40.5 million in Q2 2015, up 7% compared with Q2 2014 in USD and 18% on a constant currency basis. Revenue and operating income increased primarily due to higher transaction volume at KSNET during Q2 2015. However, operating income for Q2 2015, was adversely impacted by ad hoc incentives provided to staff due to the strong operating performance of KSNET during calendar 2014. Segment operating income margin during each of Q2 2015 and Q2 2014 was 14%, respectively.

Financial inclusion and applied technologies

The Financial inclusion and applied technologies segment includes our smart card accounts, lending and life insurance businesses. This segment also includes the economics from merchants and card holders using our merchant acquiring system, the sale of prepaid products (electricity and airtime) and the sale of hardware and software.

Segment revenue was $67.5 million in Q2 2015, up 34% compared with Q2 2014 in USD and 48% on a constant currency basis. Revenue and operating income increased primarily due to higher prepaid airtime sales driven by the rollout of our prepaid airtime product, an increase in the number of UEPS-based loans as we rolled out our product nationally, and, in ZAR, an increase in intersegment revenues. Smart Life did not contribute to operating income in Q2 2015 and 2014 due to the FSB suspension of its license.

Operating income margin for the Financial inclusion and applied technologies segment was 26% during each of the second quarter of fiscal 2015 and 2014, respectively.

Corporate/eliminations

Corporate/eliminations generally includes acquisition-related intangible asset amortization; expenditure related to compliance with the Sarbanes-Oxley Act of 2002; non-employee directors’ fees; employee and executive bonuses; stock-based compensation; legal fees; audit fees; directors and officers insurance premiums; telecommunications expenses; property-related expenditures including utilities, rental, security and maintenance; and elimination entries.

The decrease in our corporate expenses was primarily due to lower US government investigations-related and US lawsuit expenses, audit fees and other corporate head office-related expenses.

Cash flow and liquidity

At December 31, 2014, we had cash and cash equivalents of $71.0 million, up from $58.7 million at June 30, 2014. The increase in our cash balances from June 30, 2014, was primarily due to the expansion of our all of our core businesses during the quarter, and to a lesser extent due to the cash conservation resulting from the sale of loss-incurring businesses, offset by provisional tax payments and the scheduled Korean debt repayment in October 2014.

Excluding the impact of interest received, interest paid under our Korean debt and taxes, the increase in cash from operating activities resulted from improved trading activity during fiscal 2015. Capital expenditures for Q2 2015 and 2014 were $9.1 million and $6.8 million, respectively, and have increased primarily due to the acquisition of more payment processing terminals in South Korea.

Use of Non-GAAP Measures

US securities laws require that when we publish any non-GAAP measures, we disclose the reason for using the non-GAAP measure and provide reconciliation to the directly comparable GAAP measure. The presentation of fundamental net income and fundamental earnings per share and headline earnings per share are non-GAAP measures.

Fundamental net income and fundamental earnings per share

Fundamental net income and earnings per share is GAAP net income and earnings per share adjusted for (1) the amortization of acquisition-related intangible assets (net of deferred taxes), (2) stock-based compensation charges and (3) unusual non-recurring items, including the amortization of KSNET debt facility fees and US government investigations-related and US lawsuit expenses. Management believes that the fundamental net income and earnings per share metric enhances its own evaluation, as well as an investor’s understanding, of our financial performance. Attachment B presents the reconciliation between GAAP and fundamental net income and earnings per share.

Headline earnings per share (“HEPS”)

The inclusion of HEPS in this press release is a requirement of our listing on the JSE. HEPS basic and diluted is calculated using net income which has been determined based on GAAP. Accordingly, this may differ to the headline earnings per share calculation of other companies listed on the JSE as these companies may report their financial results under a different financial reporting framework, including but not limited to, International Financial Reporting Standards.

HEPS basic and diluted is calculated as GAAP net income adjusted for the profit on sale of property, plant and equipment. Attachment C presents the reconciliation between our net income used to calculate earnings per share basic and diluted and HEPS basic and diluted and the calculation of the denominator for headline diluted earnings per share.

Conference Call

We will host a conference call to review Q2 2015 results on February 6, 2015, at 8:00 Eastern Time. To participate in the call, dial 1-855-481-5362 (US and Canada), 0808-162-4061 (U.K. only) or 0-800-200-648 (South Africa only) ten minutes prior to the start of the call. Callers should request “Net1 call” upon dial-in. The call will also be webcast on the Net1 homepage, www.net1.com. Please click on the webcast link at least ten minutes prior to the call. A webcast of the call will be available for replay on the Net1 website through March 1, 2015.

About Net1 (www.net1.com)

Net1 is a leading provider of alternative payment systems that leverage its Universal Electronic Payment System (“UEPS”), to facilitate biometrically secure, real-time electronic transaction processing to unbanked and under-banked populations of developing economies around the world in an online or offline environment. Net1's UEPS/EMV solution is interoperable with global EMV standards that seamlessly permit access to all the UEPS functionality in a traditional EMV environment. In addition to payments, UEPS can be used for banking, healthcare management, payroll, remittances, voting and identification.

Net1 operates market-leading payment processors in South Africa and the Republic of Korea. In addition, Net1's proprietary MVC technology offers secure mobile payments and banking services in developed and emerging countries.

Net1 has a primary listing on NASDAQ and a secondary listing on the Johannesburg Stock Exchange.

Forward-Looking Statements

This announcement contains forward-looking statements that involve known and unknown risks and uncertainties. A discussion of various factors that cause our actual results, levels of activity, performance or achievements to differ materially from those expressed in such forward-looking statements are included in our filings with the Securities and Exchange Commission. We undertake no obligation to revise any of these statements to reflect future events.

Investor Relations Contact:
Dhruv Chopra
Head of Investor Relations
Phone: +1 917-767-6722
Email: dchopra@net1.com

     NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Operations

	Three months ended		Six months ended
	December 31,		December 31,
	2014	2013	2014	2013
	(In thousands, except per share data)		(In thousands, except per share data)
REVENUE	$154,131	$137,283	$310,572	$260,777
EXPENSE
Cost of goods sold, IT processing, servicing and support	71,774	67,883	146,180	124,442
Selling, general and administration	41,385	40,824	80,121	81,330
Depreciation and amortization	10,157	9,774	20,331	19,803
OPERATING INCOME	30,815	18,802	63,940	35,202
INTEREST INCOME	3,587	3,236	7,677	6,555
INTEREST EXPENSE	1,107	2,226	2,419	3,978
INCOME BEFORE INCOME TAX EXPENSE	33,295	19,812	69,198	37,779
INCOME TAX EXPENSE	10,203	7,099	21,851	13,584
NET INCOME BEFORE EARNINGS FROM EQUITY-ACCOUNTED INVESTMENTS	23,092	12,713	47,347	24,195
EARNINGS FROM EQUITY-ACCOUNTED INVESTMENTS	76	47	168	150
NET INCOME	23,168	12,760	47,515	24,345
LESS NET INCOME ATTRIBUTABLE TO
NON-CONTROLLING INTEREST	794	11	1,052	-
NET INCOME ATTRIBUTABLE TO NET1	$22,374	$12,749	$46,463	$24,345
Net income per share, in United States dollars
Basic earnings attributable to Net1 shareholders	$0.48	$0.28	$0.99	$0.53
Diluted earnings attributable to Net1 shareholders	$0.48	$0.28	$0.99	$0.53

     NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Balance Sheets

	Unaudited	(A)
	December 31,	June 30,
	2014	2014
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$70,981	$58,672
Pre-funded social welfare grants receivable	6,254	4,809
Accounts receivable, net of allowances of – December: $2,175; June: $1,313	128,338	148,067
Finance loans receivable, net of allowances of – December: $4,403; June: $3,083	60,309	53,124
Inventory	12,501	10,785
Deferred income taxes	6,286	7,451
Total current assets before settlement assets	284,669	282,908
Settlement assets	480,962	725,987
Total current assets	765,631	1,008,895
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of – December: $94,376; June: $91,422	49,361	47,797
EQUITY-ACCOUNTED INVESTMENTS	954	878
GOODWILL	172,237	186,576
INTANGIBLE ASSETS, net of accumulated amortization of – December: $80,189; June: $78,781	55,884	68,514

OTHER LONG-TERM ASSETS, including reinsurance assets	35,426	38,285
TOTAL ASSETS	1,079,493	1,350,945
LIABILITIES
CURRENT LIABILITIES
Accounts payable	15,838	17,101
Other payables	39,263	42,257
Current portion of long-term borrowings	-	14,789
Income taxes payable	3,094	7,676
Total current liabilities before settlement obligations	58,195	81,823
Settlement obligations	480,962	725,987
Total current liabilities	539,157	807,810
DEFERRED INCOME TAXES	12,676	15,522
LONG-TERM BORROWINGS	59,698	62,388
OTHER LONG-TERM LIABILITIES, including insurance policy liabilities	20,831	23,477
TOTAL LIABILITIES	632,362	909,197
EQUITY
COMMON STOCK Authorized: 200,000,000 with $0.001 par value; Issued and outstanding shares, net of treasury - December: 46,547,153; June: 47,819,299	64	63
PREFERRED STOCK Authorized shares: 50,000,000 with $0.001 par value; Issued and outstanding shares, net of treasury: December: -; June: -	-	-
ADDITIONAL PAID-IN-CAPITAL	211,743	202,401
TREASURY SHARES, AT COST: December: 18,057,228; June: 15,883,212	(214,520)	(200,681)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(120,504)	(82,741)
RETAINED EARNINGS	569,596	522,729
TOTAL NET1 EQUITY	446,379	441,771
NON-CONTROLLING INTEREST	752	(23)
TOTAL EQUITY	447,131	441,748
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,079,493	$1,350,945

(A) – Derived from audited financial statements

     NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended		Six months ended
	December 31,		December 31,
	2014	2013	2014	2013
	(In thousands)		(In thousands)
Cash flows from operating activities
Net income	$23,168	$12,760	$47,515	$24,345
Depreciation and amortization	10,157	9,774	20,331	19,803
Earnings from equity-accounted investments	(76)	(47)	(168)	(150)
Fair value adjustments	(234)	72	179	(61)
Interest payable	140	694	1,299	1,666
Profit on disposal of property, plant and equipment	(109)	(15)	(231)	(16)
Stock-based compensation charge	1,035	968	1,951	1,898
Facility fee amortized	52	509	134	578
Increase in accounts receivable, pre-funded social welfare grants receivable and finance loans receivable	(7,315)	(37,977)	2,155	(61,078)
Increase in inventory	(622)	(2,853)	(2,745)	(1,842)
Decrease in accounts payable and other payables	(1,456)	(4,883)	(12,389)	(13,551)
(Decrease) increase in taxes payable	(9,963)	(5,559)	(3,352)	1,362
Decrease in deferred taxes	(168)	(691)	(558)	(1,878)
Net cash provided (used in ) by operating activities	14,609	(27,248)	54,121	(28,924)
Cash flows from investing activities
Capital expenditures	(9,137)	(6,845)	(18,515)	(12,461)
Proceeds from disposal of property, plant and equipment	373	1,953	614	2,001
Proceeds from sale of business	-	-	1,895	-
Other investing activities	(29)	-	(29)	(1)
Net change in settlement assets	241,652	204,730	198,598	256,503
Net cash provided by investing activities	232,859	199,838	182,563	246,042
Cash flows from financing activities
Repayment of long-term borrowings	(14,128)	(87,008)	(14,128)	(87,008)
Long-term borrowings utilized	1,081	-	2,178	-
Acquisition of treasury stock	-	-	(9,151)	-
Sale of equity to non-controlling interest	-	-	1,407	-
Proceeds from issue of common stock	-	-	989	-
Long-term borrowings obtained	-	71,605	-	71,605
Payment of facility fee	-	(872)	-	(872)
Proceeds from bank overdraft	-	24,580	-	24,580
Acquisition of interests in KSNET	-	(1,968)	-	(1,968)
Net change in settlement obligations	(241,652)	(204,730)	(198,598)	(256,503)
Net cash used in by financing activities	(254,699)	(198,393)	(217,303)	(250,166)
Effect of exchange rate changes on cash	(2,973)	495	(7,072)	1,745
Net (decrease) increase in cash and cash equivalents	(10,204)	(25,308)	12,309	(31,303)
Cash and cash equivalents – beginning of period	81,185	47,670	58,672	53,665
Cash and cash equivalents – end of period	$70,981	$22,362	$70,981	$22,362

See Notes to Unaudited Condensed Consolidated Financial Statements

Net 1 UEPS Technologies, Inc.

Attachment A

Operating segment revenue, operating income and operating margin:

Three months ended December 31, 2014 and 2013 and June 30, 2014

								Change – constant
				Change - actual				exchange rate(1)
				Q2 ‘15		Q2 ‘15		Q2 ‘15		Q2 ‘15
				vs		vs		vs		vs
Key segmental data, in $ ’000,	Q2 ‘15	Q2 ‘14	Q1 ‘15	Q2‘14		Q1 ‘15		Q2‘14		Q1 ‘15
Revenue:
South African transaction processing	$58,427	$58,754	$60,252	(1%	)	(3%	)	10%		1%
International transaction processing	40,466	37,738	43,204	7%		(6%	)	18%		(2%	)
Financial inclusion and applied technologies	67,531	50,480	65,197	34%		4%		48%		8%
Subtotal: Operating segments	166,424	146,972	168,653	13%		(1%	)	25%		3%
Intersegment eliminations	(12,293)	(9,689)	(12,212)	27%		1%		40%		5%
Consolidated revenue	$154,131	$137,283	$156,441	12%		(1%	)	24%		3%

Operating income:
South African transaction processing	$12,883	$7,128	$13,639	81%		(6%	)	100%		(1%	)
International transaction processing	5,743	5,139	7,349	12%		(22%	)	23%		(18%	)
Financial inclusion and applied technologies	17,827	13,265	17,607	34%		1%		48%		6%
Subtotal: Operating segments	36,453	25,532	38,595	43%		(6%	)	58%		(1%	)
Corporate/Eliminations	(5,638)	(6,730)	(5,470)	(16%	)	3%		(7%	)	8%
Consolidated operating income	$30,815	$18,802	$33,125	64%		(7%	)	81%		(3%	)

Operating income margin (%)
South African transaction processing	22%	12%	23%
International transaction processing	14%	14%	17%
Financial inclusion and applied technologies	26%	26%	27%
Consolidated operating margin	20%	14%	21%

(1) – This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during the second quarter of fiscal 2015 also prevailed during the second quarter of fiscal 2014 and the first quarter of fiscal 2015.

Six months ended December 31, 2014 and 2013

					Change –
					constant
			Change -		exchange
			actual		rate(1)
			F2015		F2015
			vs		vs
Key segmental data, in ’000, except margins	F2015	F2014	F2014		F2014
Revenue:
South African transaction processing	118,679	115,915	2%		11%
International transaction processing	83,670	75,279	11%		21%
Financial inclusion and applied technologies	132,728	87,276	52%		65%
Subtotal: Operating segments	335,077	278,470	20%		31%
Intersegment eliminations	(24,505)	(17,693)	39%		51%
Consolidated revenue	310,572	260,777	19%		30%

Operating income:
South African transaction processing	26,522	13,589	95%		112%
International transaction processing	13,092	10,663	23%		34%
Financial inclusion and applied technologies	35,434	26,100	36%		48%
Subtotal: Operating segments	75,048	50,352	49%		62%
Corporate/Eliminations	(11,108)	(15,150)	(27%	)	(20%	)
Consolidated operating income	63,940	35,202	82%		98%

Operating income margin (%)
South African transaction processing	22%	12%
International transaction processing	16%	14%
Financial inclusion and applied technologies	27%	30%
Overall operating margin	21%	13%

(1) – This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during the first half of fiscal 2015 also prevailed during the first half of fiscal 2014.

Net 1 UEPS Technologies, Inc.

Attachment B

Reconciliation of GAAP net income and earnings per share, basic, to fundamental net income and earnings per share, basic:

Three months ended December 31, 2014 and 2013

			EPS,				EPS,
	Net income		basic		Net income		basic
	(USD’000)		(USD)		(ZAR’000)		(ZAR)
	2014	2013	2014	2013	2014	2013	2014	2013

GAAP	22,374	12,749	0.48	0.28	250,737	129,519	5.39	2.83

Intangible asset amortization, net .	2,930	3,104			32,827	31,530
Stock-based compensation charge	1,035	968			11,616	9,834
Facility fees for KSNET debt	52	509			584	5,171
US government investigations- related and US lawsuit expenses	9	1,068			101	10,850
Fundamental	26,400	18,398	0.57	0.40	295,865	186,904	6.36	4.08

Six months ended December 31, 2014 and 2013

			EPS,				EPS,
	Net income		basic		Net income		basic
	(USD’000)		(USD)		(ZAR’000)		(ZAR)
	2014	2013	2014	2013	2014	2013	2014	2013

GAAP	46,463	24,345	0.99	0.53	509,644	245,417	10.87	5.37

Intangible asset amortization, net .	5,838	5,889			64,036	59,367
Stock-based compensation charge	1,951	1,898			21,400	19,134
Facility fees for KSNET debt	134	578			1,470	5,827
US government investigations- related and US lawsuit expenses	136	2,464			1,492	24,839
Fundamental	54,522	35,174	1.16	0.77	598,042	354,584	12.76	7.75

Net 1 UEPS Technologies, Inc.

Attachment C

Reconciliation of net income used to calculate earnings per share basic and diluted and headline earnings per share basic and diluted:

Three months ended December 31, 2014 and 2013

	2014	2013

Net income (USD’000)	22,374	12,749
Adjustments:
Profit on sale of property, plant and equipment	(109)	(15)
Tax effects on above	31	4

Net income used to calculate headline earnings (USD’000)	22,296	12,738
Weighted average number of shares used to calculate net income per share basic earnings and headline earnings per share basic earnings (‘000)	46,519	45,776
Weighted average number of shares used to calculate net income per share diluted earnings and headline earnings per share diluted earnings (‘000)	46,644	46,176
Headline earnings per share:
Basic, in USD	0.48	0.28
Diluted, in USD	0.48	0.28

Six months ended December 31, 2014 and 2013

	2014	2013

Net income (USD’000)	46,463	24,345
Adjustments:
Profit on sale of property, plant and equipment	(231)	(16)
Tax effects on above	65	4

Net income used to calculate headline earnings (USD’000)	46,297	24,333
Weighted average number of shares used to calculate net income per share basic earnings and headline earnings per share basic earnings (‘000)	46,873	45,725
Weighted average number of shares used to calculate net income per share diluted earnings and headline earnings per share diluted earnings (‘000)	46,990	45,919
Headline earnings per share:
Basic, in USD	0.99	0.53
Diluted, in USD	0.99	0.52

Calculation of the denominator for headline diluted earnings per share

	Q2 ‘15	Q2 ‘14	F2015	F2014

Basic weighted-average common shares outstanding and unvested restricted shares expected to vest under GAAP	46,519	45,776	46,873	45,725
Effect of dilutive securities under GAAP	125	400	117	194
Denominator for headline diluted earnings per share	46,644	46,176	46,990	45,919

Weighted average number of shares used to calculate headline earnings per share diluted represent the denominator for basic weighted-average common shares outstanding and unvested restricted shares expected to vest plus the effect of dilutive securities under GAAP. We use this number of fully-diluted shares outstanding to calculate headline earnings per share diluted because we do not use the two-class method to calculate headline earnings per share diluted.